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                                                                  EXHIBIT 23.11

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our reports dated February 25, 1998 and February 28, 1997, accompanying the financial statements of SPD Technologies Inc. and Subsidiaries contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".


                                                         /s/ Grant Thornton LLP


New York, New York
January 13, 1999